Dror Ortho-Design, Inc. 8-K

Exhibit 10.13

LOCK-UP AGREEMENT

_________________, 2023

Ladies and Gentlemen:

Defined terms not otherwise defined in this letter agreement (the “Lock-Up Agreement”) shall have the meanings set forth in the Share Exchange Agreement (the “Share Exchange Agreement”), dated as of _________________, 2023, between Novint Technologies, Inc., a Delaware corporation (the “Parent”), Dror Ortho-Design Ltd., a company incorporated under the laws of the state of Israel (the “Company”), and certain shareholders of the Company. Pursuant to Section 2.10(b)(iv)(3) of the Share Exchange Agreement and in satisfaction of a condition of the Company’s obligations under the Share Exchange Agreement, the undersigned irrevocably agrees with the Company that, from the date hereof until the sooner of (i) twenty-four (24) months after the Closing Date, and (ii) twelve (12) months after the Parent’s Common Stock is listed for trading on any of the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange, or their respective successors (each an “Uplist Market”) (such period, the “Restriction Period”), the undersigned will not offer, sell, contract to sell, lend, hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition, whether by actual disposition or effective economic disposition due to cash settlement or otherwise, by the undersigned or any affiliate (as defined in Rule 405 under the Securities Act of 1933, as amended) of the undersigned (an “Affiliate”) or any person in privity with the undersigned or any Affiliate of the undersigned), directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to, any shares of common stock of the Parent (including any shares of common stock received in connection with the Share Exchange Agreement) or securities convertible, exchangeable or exercisable into, shares of common stock of the Parent beneficially owned, held or hereafter acquired by the undersigned (the “Securities”). Beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Securities pursuant to clauses (i) through (xii) below, provided that (1) prior to any such transfer (other than pursuant to clauses (vi) through (viii), and (xi) below), the Parent receives a signed lock-up agreement, substantially in the form of this Lock-Up Agreement, for the balance of the Restriction Period from each donee, trustee, distributee or transferee, as the case may be, (2) such transfers are not required to be reported with the Securities and Exchange Commission under the Exchange Act, and (3) the undersigned does not effect any public filing or report regarding such transfers:

(i)	as a bona fide gift or gifts; or

(ii)	to any immediate family member in a transaction not involving a disposition for value, or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (provided that, for purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(iii)	by operation of law and/or pursuant to a qualified domestic order or in connection with a divorce decree or settlement; or

(iv)	by will or intestate succession to the legal representative, heir, beneficiary or immediate family of the undersigned upon the death of the undersigned; or

(v)	transactions relating to Securities acquired in open market transactions after the Closing Date; or

(vi)	transfers or dispositions of Securities to the Parent pursuant to any contractual arrangement in effect on the date of this Lock-Up Agreement that provides for the repurchase of the undersigned’s Securities by the Parent in connection with the termination of the undersigned’s employment with the Parent; or

(vii)	in response to a bona fide third-party tender offer, merger, amalgamation or consolidation made to all holders of common stock of the Parent or any other acquisition transaction whereby all of the common stock of the Parent is acquired by a third party, provided that if such tender offer, merger, amalgamation, consolidation or other acquisition transaction is not completed, any Securities shall remain subject to the restrictions contained in this Lock-Up Agreement; or

(viii)	the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Securities, provided that such plan does not provide for the transfer of Securities during the Restriction Period; or

(ix)	if the undersigned is a corporation, partnership or other business entity, the transfer, not involving a disposition for value, of Securities to another corporation, partnership or other business entity that is a direct or indirect Affiliate of the undersigned, or that otherwise controls, is controlled by or is under common control with the undersigned; or

(x)	if the undersigned is a corporation, partnership or other business entity, the distribution, not involving a disposition for value, of Securities to members, limited partners, shareholders or other equity holders of the undersigned; or

(xi)	to the Parent: (1) pursuant to the exercise on a “net exercise” basis, of any option to purchase Securities granted by the Parent pursuant to an equity incentive plan of the Parent, or (2) on a “net exercise” basis for the purpose of satisfying any withholding taxes (including estimated taxes) due as a result of the exercise of an option pursuant to clause (1) or the vesting of any restricted share awards granted by the Parent pursuant to an equity incentive plan of the Parent (the term “net exercise” referring to the transfer to the Parent of a portion of the Securities issuable pursuant to the option, or previously owned Securities, to cover payment of the exercise price or withholding taxes, as the case may be); provided that if a filing or other public announcement by the Parent or the undersigned shall be required pursuant to U.S. securities laws, it shall indicate in the footnotes thereto or otherwise that the filing relates to the cashless exercise of an option, that no Securities were transferred by the undersigned other than to the Parent and that such Securities received upon exercise of the option are subject to all of the restrictions set forth in this Lock-Up Agreement; or

(xii)	to the Parent pursuant to an exchange of one equity award for another equity award issued pursuant to an equity incentive plan of the Parent.

In addition, notwithstanding the foregoing, this Lock-Up Agreement shall not restrict the delivery of shares of Common Stock to the undersigned upon (i) exercise any options granted under any employee benefit plan of the Parent or (ii) the exercise of warrants; provided that, in each case, such shares of Common Stock delivered to the undersigned in connection with such exercise are subject to the restrictions set forth in this Lock-Up Agreement.

Notwithstanding anything to the contrary contained herein, commencing on the earlier of (i) eighteen (18) months after the Closing Date, which will be automatically extended for up to six (6) months if the Parent has applied for a listing on an Uplist Market, which application is pending, and (ii) ninety (90) days after Parent’s Common Stock is listed for trading on an Uplist Market, the undersigned may transfer up to an aggregate of twenty percent (20%) of the undersigned’s Securities represented by Common Stock, provided, that no such transfer on any single trading day may be in excess of five percent (5%) of the volume of Common Stock traded on the Company’s principal trading market on the preceding trading day. During the Restriction Period, the undersigned will provide trading records with respect to transfers of Securities pursuant to this paragraph. The trading records will be provided not later than one trading day after the settlement date of such transfers.

The undersigned acknowledges that the execution, delivery and performance of this Lock-Up Agreement is a material inducement to the Parent to complete the transactions contemplated by the Share Exchange Agreement and the Parent shall be entitled to specific performance of the undersigned’s obligations hereunder. The undersigned hereby represents that the undersigned has the power and authority to execute, deliver and perform this Lock-Up Agreement, that the undersigned has received adequate consideration therefor and that the undersigned will indirectly benefit from the closing of the transactions contemplated by the Share Exchange Agreement.

Contemporaneously with the entry into the Share Exchange Agreement, Parent has entered into a Securities Purchase Agreement with purchasers (“Purchasers”) of Parent’s securities. It is a condition of the Securities Purchase Agreement and a material inducement to Purchasers that the Exchange occur on the unamended terms of the Share Exchange Agreement including the delivery of this Lock-Up Agreement. The Purchasers are hereby made third-party beneficiaries of this Lock-Up Agreement with rights of enforcement that may be exercised by 50.1% of the Purchasers as described in Section 5.5 of the Securities Purchase Agreement.

Any attempted transfer in violation of this Lock-Up Agreement will be of no effect and null and void, regardless of whether the purported transferee has any actual or constructive knowledge of the transfer restrictions set forth in this Lock-Up Agreement, and will not be recorded on the share register of the Parent. In furtherance of the foregoing, the undersigned agrees that the Parent and any duly appointed transfer agent for the registration or transfer of the securities described herein are hereby authorized to and will decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Agreement. The Parent will cause the legend set forth below, or a legend substantially equivalent thereto, to be placed upon any certificate(s) or other documents, ledgers or instruments evidencing the undersigned’s ownership of the securities:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AND MAY ONLY BE TRANSFERRED IN COMPLIANCE WITH A LOCK-UP AGREEMENT, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF PARENT.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

This Lock-Up Agreement may not be amended or otherwise modified in any respect without the written consent of each of the Parent and the undersigned and 50.1% of the Purchasers as described in Section 5.5 of the Securities Purchase Agreement. This Lock-Up Agreement shall be construed and enforced in accordance with the laws of the State of New York without regard to the principles of conflict of laws. The undersigned hereby irrevocably submits to the exclusive jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in Manhattan, for the purposes of any suit, action or proceeding arising out of or relating to this Lock-Up Agreement, and hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that (i) it is not personally subject to the jurisdiction of such court, (ii) the suit, action or proceeding is brought in an inconvenient forum, or (iii) the venue of the suit, action or proceeding is improper. The undersigned hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by receiving a copy thereof sent to the Parent at the address in effect for notices to it under the Share Exchange Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. The undersigned hereby waives any right to a trial by jury. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The undersigned agrees and understands that this Lock-Up Agreement does not intend to create any relationship between the undersigned and the Parent, but that the Parent under the Share Exchange Agreement is a third-party beneficiary of this Lock-Up Agreement.

This Lock-Up Agreement shall be binding on successors and assigns of the undersigned with respect to the Securities and any such successor or assign shall enter into a similar agreement for the benefit of the Parent.

[Signature page follows.]

This Lock-Up Agreement may be executed in two or more counterparts, all of which when taken together may be considered one and the same agreement.

Signature

Print Name

Position in Parent, if any

Address for Notice:

DROR ORTHO-DESIGN, LTD.

By:
Name:
Title:

By signing below, the Parent agrees to enforce the restrictions on transfer set forth in this Lock-Up Agreement.

NOVINT TECHNOLOGIES, INC.

By:
Name:
Title: